Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Closes DJ Basin Oil Acquisition

DENVER – August 17, 2011 – Bill Barrett Corporation (NYSE: BBG) announced today that it closed on its previously announced acquisition of properties in the Denver-Julesburg (DJ) Basin from an affiliate of Texas American Resources Company.

The DJ Basin acquisition includes a preliminary estimate of 7 million barrels of oil equivalent (MMBoe) net proved reserves, approximately 650 Boe per day net production and approximately 28,000 net acres of mineral leasehold, primarily on fee lands. The acquired properties currently have producing wells in the Wattenberg Field with production from the Codell, Niobrara and J Sands formations. Acquired exploration acreage is located predominantly in the Chalk Bluffs area just north of the Wyoming-Colorado border, neighboring the Hereford area just south of the border, where the Company intends to target oil in the Niobrara formation.

The DJ Basin acquisition was completed for approximately $150 million, subject to post-closing adjustments. The Company plans to initiate exploration and development of the Chalk Bluffs and Wattenberg areas, respectively, with a one-rig program beginning in October 2011.

DISCLOSURE STATEMENTS

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding projected results and future events, including the upside potential and other prospects of the acquisition, and the timing, expectations and results of drilling the acquisition properties. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC, and other filings including our Current Reports on Form 8-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, for a description of certain risk factors and other considerations.

Actual results may differ materially from Company projections and can be affected by a variety of factors outside the control of the Company including, among other things, market conditions, oil and gas price volatility, exploration drilling and testing results, the ability to receive drilling and other permits, regulatory approvals, governmental laws and regulations and changes in enforcement of those laws and regulations, new laws and regulations, risks related to and costs of hedging activities including counterparty viability, surface access and costs, availability of third party gathering, transportation and processing, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects and the willingness and ability of those partners to meet capital obligations when requested, availability and costs of financing to fund the Company’s operations, uncertainties inherent in oil and gas production operations and estimating reserves, the speculative actual recovery of estimated potential volumes, unexpected future capital expenditures, competition, risks associated with operating in one major geographic area, the success of the Company’s risk management activities, title to properties, litigation, environmental liabilities, and other factors discussed in the Company’s reports filed with the SEC. Bill Barrett Corporation encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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